                                                                      EXHIBIT 11


                                   NVR, INC.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                                  THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                  --------------------------      -------------------------
                                                     1997           1996             1997           1996
                                                  ----------     ----------       ----------     ----------

1.   Net income                                   $    9,043     $    8,770       $   14,806     $   12,510
                                                  ==========     ==========       ==========     ==========

2.   Weighted average number of shares
     outstanding                                      11,796         15,198           12,239         15,240

3.   Shares issuable upon exercise
     of dilutive options, warrants and
     subscriptions outstanding during
     period, based on average market
     price                                               904          1,176              913            908
                                                  ----------     ----------       ----------     ----------

4.   Shares issuable upon exercise
     of dilutive options, warrants and
     subscriptions outstanding during
     period, based on higher of average
     or end of period market price                     1,030          1,176            1,089            908
                                                  ----------     ----------       ----------     ----------

5.   Weighted average number of shares
     and share equivalents outstanding
     (2 + 3)                                          12,700         16,374           13,152         16,148
                                                  ==========     ==========       ==========     ==========

6.   Weighted average number of shares
     outstanding assuming full dilution
     (2 + 4)                                          12,826         16,374           13,328         16,148
                                                  ==========     ==========       ==========     ==========

7.   Earnings per share and
     share equivalents (1/5)                      $     0.71     $     0.54       $     1.13     $     0.77
                                                  ==========     ==========       ==========     ==========

8.   Earnings per share, assuming
     full dilution (1/6)                          $     0.71     $     0.54       $     1.11     $     0.77
                                                  ==========     ==========       ==========     ==========

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